UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officer and Director

As Komag, Incorporated (the "Company" or the "Registrant") previously announced on February 6, 2006, the Company’s current chief executive officer, T.H. Tan, planned to retire from the Company by the end of 2006. On August 3, 2006, the Company issued a press release announcing that Mr. Tan’s last date of employment as chief executive officer of the Company will be September 30, 2006. Additionally, Mr. Tan will be resigning from the Company’s Board of Directors effective as of the close of business on September 30, 2006. Following September 30, 2006, Mr. Tan will provide consulting and advisory services to Komag through January 2, 2007.

Appointment of Principal Officer and Director

Also on August 3, 2006, Komag announced that beginning on October 1, 2006, Timothy Harris, the Company’s current chief operating officer, will succeed Mr. Tan as the Company’s chief executive officer and as a Class III Director on the Company’s Board of Directors.

Mr. Harris, 51, has been serving as the Company’s chief operating officer since October 2005. Prior to joining Komag, Mr. Harris served as chief operating officer of iolon, a leading supplier of widely tunable lasers and other products for the telecom market. Prior to joining iolon, Mr. Harris spent ten years at Seagate in various senior management positions. Before joining Seagate, Mr. Harris held manufacturing and management positions at Conner Peripherals, Domain Technology and Memorex. Mr. Harris has an MBA degree from Santa Clara University and a BA degree from University of California, Santa Cruz.

In October 2005 when Mr. Harris was hired as chief operating officer, Komag entered into an employment agreement substantially similar to the form of agreement filed with the Securities and Exchange Commission (the "Commission") on November 7, 2005 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q. In connection with his promotion to chief executive officer, the Compensation Committee of the Board of Directors approved a restricted stock grant to Mr. Harris of 50,000 shares of Komag’s common stock effective on August 3, 2006 and vesting over three years and a stock option grant for 100,000 shares of Komag’s common stock effective on August 3, 2006 and vesting over four years.

In addition, Mr. Harris’ employment agreement will be amended and restated, effective as of October 1, 2006, to provide the following terms and conditions:

Term. The agreement shall specify a term of employment of twenty-four months from the effective date of the agreement.

Salary and Benefits. Mr. Harris will be paid an annual base salary of $525,000. In addition, Mr. Harris will be eligible to participate in Komag’s Target Incentive Plan (as filed on March 7, 2006 with the Commission as Exhibit 10.7.1 to the Company’s Annual Report on Form 10-K) and will be entitled to participate in Komag’s current employee benefit plans. Mr. Harris’ individual modifier for bonus compensation under the Target Incentive Plan will be 85% of base salary provided that the Company meets its operating plan goal and Mr. Harris meets certain individual goals. The bonus compensation can vary from zero to a higher percentage of base salary based on achievement of specified Company and individual goals.

Separation Benefits. The agreement shall further provide, among other benefits, that if Mr.Harris’s employment terminates other than voluntarily or for "cause" prior to a "change of control" (as such terms are defined in the agreement) or more than six months following a change in control, Mr. Harris will receive a severance amount equal to 24 months of base salary and vesting acceleration of his outstanding and unvested non-qualified stock options and restricted stock as to the number of shares that would have otherwise vested through the end of the 24 month severance period. Further, if Mr. Harris’s employment terminates other than voluntarily or for cause within six months following the consummation of a change of control, he will receive the benefits described in the preceding sentence, plus an additional cash payment based on target incentive bonus amounts, provided, however, that vesting of outstanding and unvested non-qualified stock options and restricted stock shall be accelerated in full.

Non-solicitation. The agreement shall also include a non-solicitation clause prohibiting for a period of twelve months following termination of employment, the inducement or encouragement of any employee or customer of the company to terminate his or her employment with the Company or customer relationship to the Company.

Mr. Harris’ amended and restated employment agreement will be filed as an exhibit to Komag’s Form 10-Q for the third quarter of 2006.

In addition, Komag previously entered into its standard form of indemnification agreement (as filed with the Commission on August 27, 2002 as Exhibit 10.2 to the Company’s Registration Statement on Form S-1) with Mr. Harris, as it has with all of its other executive officers, which provides, among other things, that Komag will indemnify Mr. Harris, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, executive officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and Komag’s bylaws.

Item 8.01 Other Events.

On August 1, 2006, the Company’s Board of Directors appointed Dennis P. Wolf as the Chairman of the Audit Committee and Kenneth R. Swimm as Chairman of the Compensation Committee. Memberships on the Company’s committees otherwise remained the same as set forth in the following table:

Audit Committee

Paul A. Brahe
Harry G. Van Wickle
Dennis P. Wolf (1)

Compensation Committee

Chris A. Eyre
Richard A. Kashnow
Kenneth R. Swimm (2)
Michael Lee Workman

Nominating and Governance Committee

Richard A. Kashnow
Kenneth R. Swimm
David G. Takata (3)

(1) Chairman of the Audit Committee
(2) Chairman of the Compensation Committee
(3) Chairman of the Nominating and Governance Committee

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number and Description

99.1 Press Release of Komag, Incorporated, dated August 3, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

August 3, 2006	By:	Paul G. Judy

Name: Paul G. Judy
Title: Vice President, Corporate Controller and Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Komag, Incorporated, dated August 3, 2006